SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 20, 2000


                             Washington Homes, Inc.
                ------------------------------------------------
               (Exact Name of registrant specified in its charter)

       Maryland                      1-7643                    52-0818872
       --------                      ------                    ----------
(State or other Jurisdiction       (Commission              (I.R.S. Employer
    of Incorporation)              File Number)             Identification No.)


                              1802 Brightseat Road
                          Landover, Maryland 20785-4235
                 -----------------------------------------------
                    (Address of principal executive offices)
                  Registrant's telephone number: (301) 772-8900

Item 9. Regulation FD Disclosure.

         As previously announced on August 28, 2000, Washington Homes, Inc. (the "Registrant") entered into a merger agreement with Hovnanian Enterprises Inc. ("Hovnanian") and WHI Holding Company, Inc., a wholly-owned subsidiary of Hovnanian.

         At the request of Hovnanian, on September 20, 2000, the Registrant released its audited consolidated financial statements at and for the year ended July 31, 2000 (the "Registrant Consolidated Financial Statements"). Hovnanian has advised the Registrant that it will utilize certain information contained in the Registrant Consolidated Financial Statements in connection with an offering of $150,000,000 of _% Senior Notes, issued by its wholly-owned subsidiary, K. Hovnanian Enterprises, Inc., and guaranteed by Hovnanian (i) to qualified institutional buyers (as defined in Rule 144A under the Securities Act of 1993) and (ii) outside the United States in compliance with Regulation S under the Securities Act of 1933. The Registrant is filing this 8-K Report to furnish the financial information it is providing to Hovnanian in order to comply with Regulation FD recently promulgated by the Securities and Exchange Commission.

         The following consolidated financial statements of Registrant and subsidiaries have been furnished as part of this report:

               Independent Auditors' Report

               Consolidated Balance Sheets at July 31, 2000 and 1999

               Consolidated Statements of Operations for each of the years in the three-year period ended July 31, 2000

               Consolidated Statements of Shareholders' Equity for each of the years in the three-year period ended July 31, 2000

               Consolidated Statements of Cash Flows for each of the years in the three-year period ended July 31, 2000

               Notes to Consolidated Financial Statements for each of the years in the three- year period ended July 31, 2000

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.







                                             WASHINGTON HOMES, INC.
                                             -----------------------------------
                                                  (Registrant)

                                             By:  /s/ Christopher Spendley
                                                  ------------------------------
                                                  Christopher Spendley
                                                  Chief Financial Officer,
                                                  Senior Vice President
                                                   and Secretary


Date: September 20, 2000

Independent Auditors' Report

To the Shareholders and Board of Directors of Washington Homes, Inc.:

We have audited the accompanying consolidated balance sheets of Washington Homes, Inc. and subsidiaries (the Company) as of July 31, 2000 and 1999, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended July 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Washington Homes, Inc. and subsidiaries as of July 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended July 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 14, on August 28, 2000, the Company entered into a definitive merger agreement with Hovnanian Enterprises, Inc. (Hovnanian). Upon consummation of the merger, the Company's shareholders will receive either shares of Hovnanian common stock, or cash, for each share of the Company's common stock.




Deloitte & Touche LLP
McLean, VA
September 6, 2000

Consolidated Balance Sheets
                                                                 July 31,
                                                           ---------------------
(dollars in thousands)                                       2000         1999
--------------------------------------------------------------------------------
Assets
   Cash and cash equivalents .........................     $ 14,317     $ 12,734
   Residential inventories ...........................      130,573      130,502
   Excess of cost over net assets
    acquired, net ....................................        8,331        8,731
   Investment in joint ventures ......................        3,370        3,876
   Other .............................................       11,967       11,612
--------------------------------------------------------------------------------
Total Assets .........................................     $168,558     $167,455
================================================================================

Liabilities and Shareholders' Equity
Liabilities
   Notes and loans payable ...........................     $ 36,323     $ 59,526
   Trade accounts payable ............................       32,558       24,568
   Income taxes payable ..............................        2,011        2,770
   Deferred income taxes .............................          966        1,216
   Other .............................................       13,745       10,426
--------------------------------------------------------------------------------
      Total liabilities ..............................       85,603       98,506
--------------------------------------------------------------------------------

Commitments and Contingent Liabilities

Shareholders' equity
   Common stock $.01 par value; 15,000,000
    shares authorized; 7,780,961 and
    7,949,013 shares issued and outstanding, .........           78           79
   Non-voting common stock $.01 par value,
    1,100,000 shares authorized; 0 shares
     issued and outstanding, .........................           --           --
   Additional paid-in capital ........................       34,610       35,178
   Retained earnings .................................       48,311       33,692
   Common stock held in Grantor Trust, 63,752 shares
     at cost .........................................         (349)          --
   Deferred compensation obligation ..................          305           --

--------------------------------------------------------------------------------
      Total shareholders' equity .....................       82,955       68,949
--------------------------------------------------------------------------------
Total Liabilities and Shareholders' Equity ...........     $168,558     $167,455
================================================================================



See Accompanying Notes to Consolidated Financial Statements.

Consolidated Statements of Operations
                                                        Year Ended July 31,
                                                --------------------------------
(in thousands except share amounts)               2000        1999        1998
--------------------------------------------------------------------------------
Revenues:
   Homebuilding ............................    $459,278    $353,729    $233,111
   Land sales ..............................       3,541       4,922       4,483
   Other income ............................       6,932       4,082       3,109
--------------------------------------------------------------------------------
      Total revenues .......................     469,751     362,733     240,703
--------------------------------------------------------------------------------

Expenses:
   Cost of sales - homebuilding ............     371,495     286,221     191,381
   Cost of sales - land sales ..............       3,519       4,713       3,674
   Selling, general, and administrative ....      62,752      46,671      33,206
   Interest expense ........................       6,376       6,334       5,172
   Financing fees ..........................         848       1,022         621
   Amortization and depreciation ...........         751         418         641
--------------------------------------------------------------------------------
      Total expenses .......................     445,741     345,379     234,695
--------------------------------------------------------------------------------
Earnings Before Income Taxes ...............      24,010      17,354       6,008
   Income tax expense ......................       9,391       6,706       2,218
--------------------------------------------------------------------------------
Net Earnings ...............................    $ 14,619    $ 10,648    $  3,790
================================================================================

Earnings Per Share:
Basic Earnings Per Share ...................    $   1.85    $   1.34    $   0.48
================================================================================

Diluted Earnings Per Share .................    $   1.80    $   1.30    $   0.48
================================================================================




See Accompanying Notes to Consolidated Financial Statements.

Consolidated Statements of Shareholders' Equity

                                                         Years Ended July 31, 2000, 1999, and 1998
                              ------------------------------------------------------------------------------------------------------
                                          Common Stock         Additional              Common Stock       Deferred        Total
                              -------------------------------    Paid-in    Retained   Held by Grantor  Compensation   Shareholders'
(in thousands)                Shares     Voting     Non-voting   Capital    Earnings      Trust          Obligation       Equity
------------------------------------------------------------------------------------------------------------------------------------
Balance, July 31, 1997 ......   7,943    $     70    $      9    $ 35,147    $ 19,254       $  --           $ --          $ 54,480
   Conversion of non-voting
     to voting...............      --           9          (9)         --          --          --             --                --
   Net earnings .............      --          --          --          --       3,790          --             --             3,790
------------------------------------------------------------------------------------------------------------------------------------
Balance, July 31, 1998 ......   7,943          79          --      35,147      23,044          --             --            58,270
   Exercise of stock options.       6          --          --          31          --          --             --                31
   Net earnings .............      --          --          --          --      10,648          --             --            10,648
------------------------------------------------------------------------------------------------------------------------------------
Balance, July 31, 1999 ......   7,949          79          --      35,178      33,692          --             --            68,949
------------------------------------------------------------------------------------------------------------------------------------
   Purchase of Company stock.    (168)         (1)         --        (568)         --        (349)            --              (918)
   Deferred compensation
     obligation .............      --          --          --          --          --          --            305               305
   Net earnings .............      --          --          --          --      14,619          --             --            14,619
------------------------------------------------------------------------------------------------------------------------------------
Balance, July 31, 2000 ......   7,781    $     78    $      0    $ 34,610    $ 48,311        $(349)         $305          $ 82,955
====================================================================================================================================





See Accompanying Notes to Consolidated Financial Statements.

Consolidated Statements of Cash Flows


                                                     Year Ended July 31,
                                            ------------------------------------
(in thousands)                                  2000        1999         1998
--------------------------------------------------------------------------------
Cash Flows From Operating Activities:
  Net earnings ..........................   $  14,619    $  10,648    $   3,790
Adjustments to reconcile net earnings to
  net cash provided by operating
  activities:
    Amortization and depreciation........         751          418          641
    Deferred income taxes ...............        (250)        (822)         119
    Deferred compensation obligation.....         305           --           --
Changes in assets and liabilities, net
  of effects from acquisition:
    Residential inventories .............         (71)      (5,971)      (1,021)
    Other assets ........................        (337)       2,639       (2,151)
    Trade accounts payable ..............       7,990        1,910        5,416
    Income taxes payable ................        (759)       1,591        1,042
    Other liabilities ...................       3,319        5,257          117
--------------------------------------------------------------------------------
    Net cash provided by operating
     activities .........................      25,567       15,670        7,953
--------------------------------------------------------------------------------
Cash Flows From Investing Activities:
  Purchases of property and equipment ...        (369)        (327)         (90)
  Purchase of Breland Homes' net
   assets ...............................          --       (5,272)          --
  Investment in joint venture ...........         506       (1,600)          --
--------------------------------------------------------------------------------
    Net cash provided by (used in)
     investing activities ...............         137       (7,199)         (90)
--------------------------------------------------------------------------------
Cash Flows From Financing Activities:
  Proceeds from notes and loans payable .     324,227      221,771      111,967
  Repayments of notes and loans payable .    (347,430)    (227,863)    (119,841)
  Purchase of Company stock .............        (918)          --           --
  Exercise of stock options .............          --           31           --
--------------------------------------------------------------------------------
    Net cash used in financing
     activities .........................     (24,121)      (6,061)      (7,874)
--------------------------------------------------------------------------------
Net Increase (Decrease) In Cash and
 Cash Equivalents .......................       1,583        2,410          (11)
Cash and Cash Equivalents, Beginning
 of Year ................................      12,734       10,324       10,335
--------------------------------------------------------------------------------
Cash and Cash Equivalents, End
 of Year ................................   $  14,317    $  12,734    $  10,324
================================================================================



See Accompanying Notes to Consolidated Financial Statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JULY 31, 2000, 1999 AND 1998

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization. The Company is principally engaged in the business of the construction and sale of quality residential housing in the states of Maryland, North Carolina, Virginia, Pennsylvania, Tennessee, Alabama and Mississippi.

Basis of Presentation. The consolidated financial statements include the accounts of Washington Homes, Inc. and its wholly-owned subsidiaries (collectively, the "Company"). Intercompany balances and transactions have been eliminated in consolidation. The Company's investment in joint ventures is accounted for using the equity method.

Use of Estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. One such significant estimate relates to the recoverability of residential inventory. Management's estimates and assumptions are reflective of, among other things, prevailing market conditions, current operating strategies and the availability of capital which are all subject to change. Changes to the aforementioned or other conditions could in turn cause changes to such estimates and assumptions and, as a result, actual results could differ from the original estimates.

Cash and Cash Equivalents. For purposes of the Statements of Cash Flows, the Company considers its cash, including temporary investments with original maturities of three months or less, to be cash equivalents. Included in these amounts at July 31, 2000 and 1999 were $520,000 and $607,000, respectively, that are restricted to collateralize certain obligations of the Company.

Excess of Cost Over Net Assets Acquired, Net. Excess of cost over net assets acquired (goodwill) represents the excess of purchase price over the fair value of assets acquired less any write down to fair value and is being amortized from 15 to 31 years. The Company periodically reviews its goodwill recoverability by assessing historical profitability and expectations as to future nondiscounted cash flows and net income. Based upon its most recent analysis, the Company believes that no material impairment of goodwill exists at July 31, 2000. Accumulated amortization was $985,000 and $585,000 at July 31, 2000 and 1999, respectively.

Warranties. The Company records an accrual at the date of closing for future warranty costs based upon the historical experience of actual warranty costs on a per house basis.

Income Taxes. The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Deferred income taxes are provided for temporary differences in the recognition of certain income and expenses for financial and tax reporting purposes.

Revenue Recognition. Homebuilding, land sales and financial services revenues are recorded at the date of closing with the purchaser.

Earnings Per Common Share. Basic earnings per common share are computed based on the weighted average number of common shares outstanding during each period. Diluted earnings per common share are computed based on the weighted average number of shares of common stock outstanding plus equivalent shares relating to stock options outstanding and unvested shares that are associated with the Company's deferred compensation plan.

Hedging Contracts. From time to time, the Company may utilize interest rate swap agreements to reduce its exposure resulting from fluctuations in interest rates. The Company designates interest rate swaps as hedges of specific debt instruments and recognizes interest rate differentials as adjustments to interest paid or accrued as the differentials occur. During the fiscal years ended July 31, 2000, 1999, and 1998, amounts paid or accrued on these hedges have not been significant to the Company's cash flows or results of operations. Counter parties to these agreements are major financial institutions.

Stock-Based Compensation. SFAS No. 123, "Accounting for Stock-Based Compensation," requires expanded disclosures of stock-based compensation arrangements with employees. The Company has chosen to continue to account for employee stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board (APB) No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, compensation costs for stock options are measured as the excess, if any, of the quoted market price of the Company's stock at the measurement date (typically the date of the grant) over the amount the employee must pay to acquire the stock (see Note 7).

Impairment of Long-Lived Assets. In accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," assets are generally evaluated on a market-by-market basis in making a determination as to whether such assets are impaired. Periodically, the Company reviews its long-lived assets (including goodwill) for impairment based on estimated future nondiscounted cash flows attributable to the assets. In the event such cash flows are not expected to be sufficient to recover the recorded value of the assets, the assets are written down to their estimated fair values. Based on the Company's review, no assets were deemed to be impaired during the three years ended July 31, 2000.

Recent Accounting Pronouncements. In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards for derivative instruments, and for hedging activities by requiring that all derivatives be recognized in the balance sheet and measured at fair value. The

Company has determined that the adoption of SFAS No. 133 will not have a significant effect on its financial statement presentation or disclosures, or on its earnings and financial position. SFAS No. 133 is effective for fiscal years beginning after June 15, 2000.

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 "Revenue Recognition in Financial Statements," which provides quidance on the recognition, presentation and disclosure of revenue in financial statements. The quidelines in SAB 101 must be adopted by the fourth quarter of 2000. The Company is evaluating the impact of adopting SAB 101 and currently believes it will not have a significant impact on its financial position and results of operations or the presentation and disclosures in its financial statements.

In March 2000, the Financial Accounting Standards Board issued FASB Interpretation No. 44 "Accounting for Certain Transactions involving Stock Compensation - an interpretation of APB Opinion No. 25," which clarifies the application of APB Opinion No. 25, "Accounting for Stock Issued to Employees" for certain issues ("Opinion No. 25"). The Interpretation clarifies (a) the definition of "employee" for purposes of applying Opinion 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. The Interpretation was effective July 1, 2000, but certain conclusions cover specific events occurring after December 15, 1998 or January 12, 2000, for which the effects are recognized on a prospective basis from July 1, 2000. The adoption of this Interpretation had no impact on the Company's financial position or results of operations.

2. RESIDENTIAL INVENTORIES

The Company's inventory consists of the following:

                                                              July 31,
                                                     ---------------------------
(in thousands)                                          2000              1999
--------------------------------------------------------------------------------
Homes in process .........................           $ 65,337           $ 55,226
Finished lots ............................             49,149             55,836
Land under development ...................             16,087             19,440
--------------------------------------------------------------------------------
                                                     $130,573           $130,502
================================================================================


Homes in process are stated at cost (determined by accumulating actual costs, including construction, interest and related direct overhead costs), which is not in excess of market. Finished building lots represents the cost, which is not in excess of market, of finished lots developed by the Company or acquired from other developers. Upon delivery, the costs of the homes and related lots are expensed on a specific identification basis. Land under development consists of land being developed into finished building lots. Certain costs, including interest, are capitalized as incurred during the development process.

3. INVESTMENT IN JOINT VENTURES

The Company participates in various joint ventures formed to develop residential land into finished building lots for sale to the Company and other homebuilders utilizing non-recourse acquisition and development loans. The Company also participates in a joint venture formed to develop and market an active adult community in the Raleigh, North Carolina market. Assets consist primarily of homes under construction, land under development and fixed assets. The Company's interest in the joint ventures' operating results has not been significant to date.

Condensed combined financial information of the joint ventures as of July 31, 2000 and 1999 are as follows:

                                                               July 31,
                                                     ---------------------------
(in thousands)                                         2000               1999
--------------------------------------------------------------------------------
Assets .................................             $15,535             $ 9,183
Liabilities ............................              11,128               4,273
--------------------------------------------------------------------------------
Equity .................................             $ 4,407             $ 4,910
================================================================================


4. NOTES AND LOANS PAYABLE

Notes and loans payable consist of the following:

                                                               July 31,
                                                         -----------------------
(in thousands)                                             2000            1999
--------------------------------------------------------------------------------
Senior notes ...................................         $14,333         $28,667
Revolving credit facilities ....................          18,628          27,639
Land acquisition and development ...............           3,274           3,042
Mortgages and other notes payable ..............              88             178
--------------------------------------------------------------------------------
                                                         $36,323         $59,526
================================================================================


Senior Notes. In April 1994, the Company issued $43,000,000 principal amount of unsecured Senior Notes due October 2000. Two series of Senior Notes were issued:
$30,000,000 with a fixed rate of 8.61% per annum, with interest payable semi-annually beginning in October 1994 and $13,000,000 with a floating rate of LIBOR plus 2.4%, (9.0% at July 31, 2000), with interest payable July 1994 and either quarterly or semi-annually thereafter at the option of the Company. Beginning April 1998 interest became payable on a quarterly basis for both series of Senior Notes. Principal repayments became due in three equal annual installments which commenced October 1998 and will continue to October 2000.

Revolving Credit Facilities. At July 31, 2000, the Company had two secured revolving credit facilities totaling $133,000,000 to fund land acquisition and home construction, letters of credit, and principal repayments on its Senior Notes. In September 1999, the Company increased the credit availability under one of the facilities to $120,000,000 from $70,000,000. The new credit facility is comprised of a $100,000,000 revolving loan with a maturity date (which may be extended) of October 30, 2001, and a $20,000,000 term loan with an initial maturity of 2 years plus three one-year extension options. $14,333,000 of the term loan was used in October 1999 for a principal repayment of the Company's Senior Notes. The remaining $5,667,000 may be used to repay a portion of the Senior Notes repayment due in October 2000. Principal repayments of $2,000,000 are due semi-annually beginning in April 2000. The first scheduled principal repayment of $2,000,000 was made in April 2000. The other credit facility consists of a $15,000,000 revolving loan with a maturity date (which may be extended) of April 19, 2001. Borrowings under the facilities bear interest at thirty-day LIBOR (6.6% at July 31, 2000) plus 1.75% for the revolving credit facilities and 2.85% for the term loan.

The Senior Notes and revolving credit facility require the Company, among other things, to meet certain net worth, leverage and cash flow coverage tests and place limitations on dividends, the securing of additional loans, investments, and finished lot purchases. These provisions do not significantly restrict the Company's operations.

Land Acquisition and Development Loans. The Company has loans with various lenders for the acquisition and development of land amounting to $3,274,000 and $3,042,000 at July 31, 2000 and 1999, respectively. These loans bear interest at a fixed rate of 8% or variable rates of prime plus 0.5% to prime plus 1% and are collateralized by the related inventory.

Mortgages and Other Notes Payable. Mortgages and other notes payable, amounting to $88,000 and $178,000 at July 31, 2000 and 1999 respectively, bear interest at rates ranging from 4.8% to 10% and mature in varying periods of up to 5 years.

Aggregate maturities of notes and loans payable are as follows:

      For the year ending July 31,                      (in thousands)
      ----------------------------------------------------------------
      2001                                                  $33,987
      2002                                                    2,306
      2003                                                       --
      2004                                                       --
      2005                                                       30
      ----------------------------------------------------------------
                                                            $36,323
      ================================================================

Capitalized Interest.  A summary of capitalized interest follows:


                                                      Year Ended July 31,
                                                  ------------------------------
(in thousands)                                      2000       1999       1998
--------------------------------------------------------------------------------
Interest capitalized at beginning of year .....   $ 5,652    $ 8,140    $ 9,108
Interest incurred .............................     7,067      6,329      6,164
Interest expense ..............................    (6,376)    (6,334)    (5,172)
Interest in cost of sales .....................    (2,241)    (2,483)    (1,960)
--------------------------------------------------------------------------------
Interest capitalized at end of year ...........   $ 4,102    $ 5,652    $ 8,140
================================================================================

Interest paid .................................   $ 7,073    $ 6,141    $ 6,705
================================================================================


Interest capitalized during the land development period is charged to cost of sales as the related inventory is sold. Interest capitalized during the home construction period is charged to interest expense when the related inventory is sold.

5. FAIR VALUE OF FINANCIAL INSTRUMENTS

The methods and assumptions used to estimate the fair value of each class of financial instrument are as follows:

Cash and cash equivalents,  receivables,  notes payable and accounts payable

The carrying amounts approximate fair value because of the short maturity of these amounts.

Long-term debt

The carrying amounts of the Company's bank borrowings under its short-term bank lines and revolving credit agreements are based on floating rates identified by reference to market rates. The fair value of the Company's other long-term debt approximate carrying value based on quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of the same remaining maturities.

Interest rate swaps

At July 31, 2000, the Company, in connection with managing interest costs, had an interest rate hedge agreement outstanding with a notional amount of $20,000,000. The agreement expires on February 14, 2004 although the counter party to the agreement may terminate it in 2002. The agreement includes a cap rate of 8.0% and a floor rate of 5.8%. The fair value of the agreement at July 31, 2000 was $(156,000). The fair value is based on the estimated termination value and represents the amount the Company would have to pay to terminate the agreement as of July 31, 2000.

At July 31, 1999, the Company had an interest rate swap agreement outstanding with a notional amount of $15,000,000 expiring in January 2002. In January 2000, the counter party exercised its option to cancel this swap agreement.

6. ACQUISITIONS

During the fiscal year ended July 31, 1999, the Company purchased certain homebuilding assets and assumed the related liabilities of Breland Homes, Inc.; Breland Homes of Mississippi, LLC; and Breland Properties, Inc. (collectively "Breland Homes"). Breland Homes was a privately-owned homebuilder with operations in Huntsville, Alabama and the Mississippi Gulf Coast. The transaction was effective as of March 1, 1999. Included in the purchase were 82 homes in backlog.


The allocation of the purchase price is as follows:
Residential inventories .....................................      $ 11,471,000
Excess of cost over net assets acquired .....................         3,000,000
Other assets ................................................           476,000
Less: liabilities assumed ...................................        (9,675,000)
--------------------------------------------------------------------------------
Net cash paid ...............................................      $  5,272,000
================================================================================


7. SHAREHOLDERS' EQUITY

Common Stock. The Company has 7,780,961 shares of common stock outstanding at July 31, 2000, all of which are voting shares. During the fiscal year ended July 31, 1999, 6,250 shares of common stock were issued upon the exercise of options under the Company's Employee Stock Option Plan. During fiscal 1998, all of the remaining 28,330 shares of non-voting common stock were exchanged with the Company for newly-issued shares of voting common stock on a share for share basis. Except for voting rights, the non-voting common stock was substantially the same as the Company's voting stock.

Deferred Compensation Incentive Plan. Effective as of July 31, 1999, the Company adopted a Deferred Compensation Incentive Plan ( the "Plan") for certain key employees and Board of Directors who may elect to defer a portion of their future compensation. The Company will match the lesser of 20% of the amount deferred or $20,000, with the match subject to a five-year vesting schedule. A "Rabbi Trust" (Grantor Trust) was established to purchase and hold the Company's common stock to fund the Plan. The Company retires any Company stock acquired by the Plan and the future issuance of the same number of shares is from newly-issued shares. During the fiscal year ended July 31, 2000, 63,752 shares were acquired by the Plan and held by the Grantor Trust. As a result of this transaction, shareholders' equity was reduced as follows (in thousands):


Stock purchase price ...........................................          $ 349
Decrease in deferred compensation liability ....................           (305)
--------------------------------------------------------------------------------
Net decrease ...................................................          $  44
================================================================================


Stock Repurchase Program. In November 1999, the Board of Directors adopted a stock repurchase program for up to 800,000 shares of the Company's common stock. The shares will be repurchased in the open market or in block trades and purchases will be dependent on market conditions. Shares repurchased will be retired or used to meet the Company's current employee benefit plan obligations. During the fiscal year ended July 31, 2000, 104,300 shares were repurchased for $569,000. As a result of this transaction, Shareholders' Equity was reduced as follows (in thousands):

Common stock ...................................................            $  1
Additional paid-in capital .....................................             568
--------------------------------------------------------------------------------
Net decrease in Shareholders' Equity ...........................            $569
================================================================================


Stock Options. The Company has adopted two plans for the issuance of stock options to its employees and members of its Board of Directors.

On September 17, 1992, the Company adopted the Washington Homes Employee Stock Option Plan ("Employee Option Plan") pursuant to which options for up to 500,000 shares of common stock could be granted to officers and other key employees of the Company. In July 1997 and September 1999, the Board of Directors voted to increase the number of shares for which options could be granted to 1,000,000 and 1,500,000 respectively. The amendments to the plan were subsequently approved by the shareholders in November 1997 and November 1999. Options granted under the Employee Option Plan can be either incentive stock options ("Incentive Stock Options") or non-qualified options ("Non-Qualified Options") as determined by a committee of the independent directors of the Board of Directors. Options granted under the Employee Option Plan will have an exercise price not less than fair market value at date of grant. Options will become exercisable, in part, after 12 months from the date of grant and will generally remain exercisable for ten years from the date of grant. Certain options were not exercisable until fiscal 2000.

On September 15, 1994 the Company adopted the Washington Homes Non-Employee Directors' Stock Option Plan pursuant to which options for up to 30,000 shares of common stock could be granted to directors who are not employees of the Company or its subsidiaries. In November 1997 and November 1999, the shareholders approved an amendment to increase the number of shares available for options to 100,000 and 200,000 respectively. Options that are Non-Qualified Options, generally become exercisable in part after one year from date of grant and generally remain exercisable for ten years from the date of grant.

In July 2000, non-qualified options for 50,000 shares exercisable at $6.00 were granted to the Chief Executive Officer of the Company. These options vest over three years and are not part of the Employee Option Plan.

Option activity for the Company is summarized below:

                                        Employees           Non-Employees
                                  --------------------   -------------------
                                              Weighted              Weighted
                                  Number of    Average   Number of   Average
                                    shares      Price      shares     Price
--------------------------------------------------------------------------------
Outstanding - July 31, 1997 ....   432,000    $   5.23    29,000    $   4.74
  Granted ......................   592,000        4.46    40,000        4.00
  Canceled .....................    43,000        4.76        --          --
  Exercised ....................        --          --        --          --
--------------------------------------------------------------------------------
Outstanding - July 31, 1998 ....   981,000        4.53    69,000        4.31
  Granted ......................    39,000        5.87        --          --
  Canceled .....................    54,750        4.83        --          --
  Exercised ....................     6,250        5.04        --          --
--------------------------------------------------------------------------------
Outstanding - July 31, 1999 ....   959,000        4.57    69,000        4.31
  Granted ......................   270,000        5.96    40,000        6.50
  Canceled .....................   135,000        6.09        --          --
  Exercised ....................        --          --        --          --
--------------------------------------------------------------------------------
Outstanding - July 31, 2000 .... 1,094,000        4.73   109,000        5.11

Exercisable at July 31, 2000 ...   801,750        4.54    49,000        4.44
--------------------------------------------------------------------------------


At July 31, 2000, there were 557,000 shares reserved for future grants under both plans.

The  following   summarizes   information  about  the  Company's  stock  options
outstanding at July 31, 2000:

                              Options Outstanding                            Options Exercisable
                        --------------------------------------      --------------------------------
                                         Weighted Average
                                     -------------------------
                          Shares     Remaining Term   Exercise        Shares       Weighted Average
Exercise Price Range    Outstanding    in Years        Price        Exercisable     Exercise Price
----------------------------------------------------------------------------------------------------
$ 3.63 - $ 4.06           318,500       7.09           $3.92         296,000             $3.91
  4.25 -   4.69           239,000       7.04            4.49         142,500              4.49
  4.75 -   4.95           304,000       6.57            4.80         282,500              4.79
  5.13 -   7.15           341,500       6.83            5.70         129,750              5.42
-----------------------------------------------------------------------------------------------------
$ 3.63 - $ 7.15         1,203,000       6.88           $4.76         850,750             $4.53



The Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation," issued in October 1995. In accordance with the provisions of SFAS No. 123, the Company applies APB Opinion No. 25 and related interpretations in accounting for its stock option plans and, accordingly, does not recognize compensation cost based on the fair value of the options granted at grant date as prescribed by SFAS No. 123. Had compensation been recorded consistent with SFAS No. 123, net earnings and earnings per share would have been reduced to the pro forma amounts indicated in the table below:

                                                    Year Ended July 31,
                                         ---------------------------------------
(in thousands except per share amounts)      2000           1999          1998
--------------------------------------------------------------------------------
Net earnings - as reported .........     $   14,619     $   10,648     $   3,790
Net earnings - pro forma ...........         14,419         10,465         3,621
Basic earnings per share -
 as reported .......................           1.85           1.34          0.48
Basic earnings per share -
 pro forma .........................           1.82           1.32          0.46
Diluted earnings per share -
 as reported .......................           1.80           1.30          0.48
Diluted earnings per share -
 pro forma .........................           1.78           1.28          0.46


The fair value of each option is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:


                                                         Year Ended July 31,
                                                      --------------------------
                                                      2000      1999        1998
--------------------------------------------------------------------------------
Expected dividend yield .......................        --         --         --
Expected stock price volatility ...............        37%        40%        46%
Risk-free interest rate .......................       6.1%       5.0%       5.2%
Expected life of options ......................         7          8          8
--------------------------------------------------------------------------------

The weighted average fair value of options granted during 2000, 1999 and 1998 were $2.91, $3.18, and $2.62 per option, respectively.


8. EARNINGS PER SHARE

Earnings per share are presented in accordance with SFAS No. 128, "Earnings Per Share." This statement requires dual presentation of basic and diluted earnings per share on the face of the statement of operations. Basic earnings per share excludes dilution and is computed by dividing income available to common shareholders by the weighted-average number of shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. Options to purchase 1,203,000 shares of common stock at $4.76 were outstanding at July 31, 2000. Options to purchase 1,028,000 shares of common stock at $4.55 were outstanding at July 31, 1999. Options to purchase 1,050,000 shares of common stock at $4.52 were outstanding at July 31, 1998.

The following is a reconciliation of the amounts used in calculating basic and diluted earnings per common share:

                                                                       Per Share
(dollars in thousands)                          Earnings     Shares      Amount
--------------------------------------------------------------------------------
Basic earnings per common share for
 the year ended July 31, 2000 ..............    $  14,619    7,909,151    $1.85
Effect of dilutive stock options ...........           --      203,878     (.05)
--------------------------------------------------------------------------------
Diluted earnings per common share for
 the year ended July 31, 2000 ..............    $  14,619    8,113,029    $1.80
================================================================================

Basic earnings per common share for
 the year ended July 31, 1999 ..............    $  10,648    7,943,996    $1.34
Effect of dilutive stock options ...........           --      257,503     (.04)
--------------------------------------------------------------------------------
Diluted earnings per common share for
 the year ended July 31, 1999 ..............    $  10,648    8,201,499    $1.30
================================================================================

Basic earnings per common share for
 the year ended July 31, 1998 ..............    $   3,790    7,942,763    $ .48
Effect of dilutive stock options ...........           --       22,430       --
--------------------------------------------------------------------------------
Diluted earnings per common share for
 the year ended July 31, 1998 ..............    $   3,790    7,965,193    $ .48
================================================================================

9. SEGMENT REPORTING

The Company's reportable segments are strategic business units that offer different products and services. The business segments of the Company are defined as homebuilding and financial services. The homebuilding operations include the construction and sale of homes and the development and sale of land and comprise approximately 97% or more of consolidated revenues for years ended July 31, 2000, 1999, and 1998. The financial services operations include the origination of mortgage loans primarily to the Company's home purchasers. The accounting policies of the segments are the same as those described in the summary of significant accounting policies. Intersegment revenue represents the elimination of revenue included in financial services revenue for amounts paid by the homebuilding operations for financing costs of the home purchasers. The information below is presented in conformity with SFAS No. 131 "Disclosure About Segments of an Enterprise and Related Information" for all periods presented.

                                                     Year Ended July 31,
                                            ------------------------------------
(dollars in thousands)                        2000         1999         1998
--------------------------------------------------------------------------------
 Revenues
    Homebuilding ........................   $ 462,819    $ 358,651    $ 237,594
    Financial services ..................       7,550        4,756        2,852
    Intersegment ........................      (2,611)      (1,647)        (994)
    Other ...............................       1,993          973        1,251
--------------------------------------------------------------------------------
     Revenues ...........................   $ 469,751    $ 362,733    $ 240,703
================================================================================

 Selling, General and Administrative
    Homebuilding ........................   $  57,781    $  43,499    $  30,912
    Financial services ..................       4,971        3,172        2,294
    Other ...............................          --           --           --
--------------------------------------------------------------------------------
      Selling, General and Administrative   $  62,752    $  46,671    $  33,206
================================================================================

 Interest and Financing Expenses
    Homebuilding ........................   $   7,216    $   7,337    $   5,752
    Financial services ..................           8           19           41
    Other ...............................          --           --           --
--------------------------------------------------------------------------------
      Interest and Financing Expenses ...   $   7,224    $   7,356    $   5,793
================================================================================

Amortization and Depreciation
    Homebuilding ........................   $     737    $     406    $     627
    Financial services ..................          14           12           14
    Other ...............................          --           --           --
--------------------------------------------------------------------------------
     Amortization and Depreciation ......   $     751    $     418    $     641
================================================================================

 Earnings before Income Taxes
    Homebuilding ........................   $  19,461    $  14,829    $   4,255
    Financial services ..................       2,556        1,552          502
    Other ...............................       1,993          973        1,251
================================================================================
      Earnings before Income Taxes ......   $  24,010    $  17,354    $   6,008
================================================================================

 Income Taxes
    Homebuilding ........................   $   7,592    $   5,760    $   1,501
    Financial services ..................       1,002          557          217
    Other ...............................         797          389          500
--------------------------------------------------------------------------------
      Income Taxes ......................   $   9,391    $   6,706    $   2,218
================================================================================

 Assets
    Homebuilding ........................   $ 166,639    $ 166,034    $ 146,018
    Financial services ..................       1,919        1,421        1,337
    Other ...............................          --           --           --
--------------------------------------------------------------------------------
      Assets ............................   $ 168,558    $ 167,455    $ 147,355
================================================================================

10. INCOME TAXES

As discussed in Note 1, the Company follows the provisions of SFAS No. 109. The provision for income taxes includes the following:

                                                  Year Ended July 31,
                                       -----------------------------------------
(in thousands)                           2000              1999            1998
--------------------------------------------------------------------------------
   Current:
      Federal ................         $ 8,002          $ 6,552          $ 1,982
      State ..................           1,639              976              117
--------------------------------------------------------------------------------
                                         9,641            7,528            2,099
--------------------------------------------------------------------------------
   Deferred:
      Federal ................            (207)            (663)             112
      State ..................             (43)            (159)               7
--------------------------------------------------------------------------------
                                          (250)            (822)             119
--------------------------------------------------------------------------------
Total Provision ..............         $ 9,391          $ 6,706          $ 2,218
================================================================================



The difference between the effective tax rate and the expected statutory tax rate computed on earnings before taxes is attributable to the following:



                                                       Year Ended July 31,
                                                --------------------------------
                                                2000        1999       1998
--------------------------------------------------------------------------------
Taxes computed at statutory rate .............  35.0%       35.0%      34.0%
Increases (Decreases):
State income taxes ...........................   4.3         3.1        1.4
Excess of cost over net assets acquired ......    .3          .4        1.1
Other ........................................   (.5)         .1         .4
--------------------------------------------------------------------------------
Effective tax rate ...........................  39.1%       38.6%      36.9%
================================================================================

The deferred income tax at July 31, 2000 and 1999 represents the tax effect of temporary differences as follows:

                                                               July 31,
                                                       -------------------------
                                                         2000              1999
--------------------------------------------------------------------------------
Land step up in basis ........................         $   412          $   289
Capitalized interest .........................           1,033            1,325
Uniform capitalized costs ....................             810              572
Investment in joint ventures .................            (390)            (388)
Warranty reserve .............................            (323)            (293)
Accrued compensation cost ....................            (645)            (297)
Other ........................................              69                8
--------------------------------------------------------------------------------
                                                       $   966          $ 1,216
================================================================================

During the years ended July 31, 2000, 1999 and 1998, income taxes in the amount of $10,399,000, $5,994,000, and $922,000, respectively, were paid.

11. EMPLOYEE RETIREMENT PLAN

The Company has a 401(k) Plan which allows eligible employees to defer a portion of their total compensation subject to limitations of the Internal Revenue Code. The Company matches 50% of participant contributions, up to a maximum of the greater of $1,000 or 1.5% of compensation for each participant. The Company's total matching contributions under the Plan for the years ended July 31, 2000, 1999 and 1998 were approximately $196,300, $163,700, and $124,600, respectively.
Under this plan, the Company elected to make a $250,000 profit sharing contribution in January 2000 to all eligible non-highly compensated personnel employed as of December 31, 1999.

12. RELATED PARTY TRANSACTIONS

The Company leases certain office space from an affiliated entity. During the years ended July 31, 2000, 1999 and 1998, $554,000, $396,000 and $435,000 were paid, respectively.


13. COMMITMENTS AND CONTINGENT LIABILITIES

The Company leases its headquarters offices and offices for certain divisions from an affiliate and certain other facilities from unrelated parties, all under non-cancelable operating leases with terms ending through January 2008. Future minimum rental payments required under operating lease commitments that have initial or remaining non-cancelable lease terms in excess of one year subsequent to July 31, 2000, are as follows:

       ----------------------------------------------------------
       For the year ending July 31,                (in thousands)
       ----------------------------------------------------------
       2001                                                $1,770
       2002                                                 1,143
       2003                                                   856
       2004                                                   714
       2005                                                   522
       Thereafter                                           1,074
       ----------------------------------------------------------
       Total future rental payments                        $6,079
       ==========================================================


Rental expense was $3,532,000, $3,053,000, and $2,857,000 for the years ended July 31, 2000, 1999 and 1998, respectively.

At July 31, 2000 the Company was contingently liable to banks and other financial institutions for outstanding letters of credit and surety bonds relating to building lot acquisition contracts and municipal bonding for land development activities. In addition, the Company has an employment agreement with a key executive which expires on June 30, 2003, subject to certain extension provisions. Under certain conditions stated in the agreement, severance payments are due to the executive upon termination. The maximum contingent liability for the outstanding letters of credit, surety bonds, and employment agreement is approximately $24 million.

The Company is involved in various claims and legal actions arising in the normal course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position or results of operations.

14. SUBSEQUENT EVENT

On August 28, 2000, Washington Homes, Inc. and Hovnanian Enterprises, Inc. announced the signing of a definitive merger agreement.

Under the terms of the agreement, Washington Homes shareholders will receive the equivalent of 1.39 Hovnanian class A common shares or $10.08 in cash for each share of Washington Homes, subject to certain adjustments. Up to 50% of the consideration will be paid in cash, with the balance, not to exceed 60%, paid in Hovnanian common shares. The transaction is expected to close in January 2001 following regulatory and shareholder approvals and customary closing conditions.